Exhibit 10(a)

This Loan Agreement is made on the 21st day of October 1993

B E T W E E N :

(1)  HOUSEHOLD INTERNATIONAL NETHERLANDS B.V. of
                                        ("the Lender); and

(2)  HFC BANK PLC of North Street, Winkfield, Windsor,
     Berkshire SL4 4TD ("the Bank).

WHEREAS
The Lender is desirous of lending to the Bank a total sum of US$125,000,000 upon the terms and conditions hereinafter appearing.

It is hereby agreed as follows:

1.   DEFINITIONS
     -----------
In this Agreement unless the context otherwise requires:-

(a) "Business Day" means a day on which banks are open for business in London and New York.

(b) "Loan" means the sum referred to in clause 2 or the principal amount thereof from time to time outstanding.

(c)  "Dollars" and "US$" means the lawful currency of the United
     States of America.

(d)  "Event of Default" shall the meaning specified in clause 12.

(e) Interest Period" in relation to the Loan shall have the meaning specified in clause 4.

(f) "Maturity Date" shall mean 15th October 1998 or if such day is not a Business Day, on the next succeeding Business Day, unless otherwise agreed in writing by the parties hereto.

(g) "Taxes" includes all present and future income and other taxes, levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof; and "Tax" shall be construed accordingly.

(h) "Qualifying Bank" means a bank which is recognised by the Inland Revenue as carrying on a bona fide banking business in the United Kingdom for the purpose of Section 349 of the Income and Corporation Taxes Act 1988.

All references herewith to Clauses are reference to clauses of this Agreement.

2.   AMOUNT OF LOAN
     --------------
The maximum aggregate amount which may be borrowed under this Agreement is One hundred and twenty five million Dollars
(US$125,000,000).

3.   DRAWING OF LOAN
     ---------------
Subject to the terms and conditions of this Agreement, as from the date hereof the Lender agrees to lend the Bank and the Bank agrees to borrow from the Lender the Loan.

4.   INTEREST PERIODS
     ----------------
(a) The duration of each Interest Period shall be six months or such other period as may be nominated in writing by the Bank from time to time.

(b) If any Interest Period would end on a day which is not a Business Day such Interest Period shall be extended to the next succeeding Business Day and interest shall be adjusted accordingly.

(c) Save as is otherwise provided in this Clause 4, any Interest Period which commences upon the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end shall end on the last Business Day in that later calendar month.

5.   INTEREST
     --------
(1) Interest on the Loan shall accrue from day to day and be calculated on the basis of a year of 360 days and the actual number of days elapsed and shall be payable gross in arrears on the last day of each Interest Period at a semi-annual rate of 5.50%.

(2) The Lender's certificate as to each amount payable under this Clause shall, in the absence of manifest error, be conclusive evidence of each such amount.

6.   TAXES
     -----
(a) All sums payable by the Bank hereunder shall be paid without set-off, counterclaim, withholding or deduction whatsoever unless required by law, in which event the Bank shall pay the net amount to the Lender, after the deduction of such amount required by law.

(b) All Taxes in respect of this Agreement or in respect of any amounts paid or payable hereunder shall be paid by the Bank or as the case may be, the Lender when due and in any event prior to the date on which penalties attach thereto. The Bank will indemnify the Lender in respect of all such Taxes in respect of amounts paid or payable by the Bank hereunder. In addition, if any Taxes or amounts in respect thereof must be deducted from any amounts payable or paid by the Bank hereunder the Bank shall pay such additional amounts as may be necessary to ensure that the Lender receives and is able to retain on the due date a net amount equal to the full amount which it would have received had payment not been made subject to the deduction of such Tax. Notwithstanding anything else contained in this paragraph nothing shall oblige the Bank to make payment of or indemnify in respect of an amount equal to Tax imposed on the income of the Lender in the place where it is incorporated which is calculated and levied by reference to its net income.

(c) If the Lender intends to make a claim pursuant to Clause 6(b) the Lender shall promptly notify the Bank of the event by reason of which it is entitled to do so, giving the reasons for such claim and setting out a calculation in reasonable detail as to the amount claimed (such notice being prima facie evidence of the amount in question).

(d) Within thirty days of each payment by the Bank hereunder of Tax or in respect of Taxes, the Bank shall deliver to the Lender evidence satisfactory to the Lender (including all relevant original Tax receipts or certified copies thereof) that such Tax has been duly remitted to the appropriate authority.

(e) If following the imposition of any United Kingdom Tax upon any payment by the Bank in consequence of which the Bank is required to pay any additional amount under Clause 6(b) to the Lender (and the Bank in fact pays such additional amount when due and complies with its corresponding obligation under clause 6(d)), the Lender shall, in its sole opinion and based on its own interpretation of any relevant laws or regulations, receive in relation to or in respect of such additional amount, or the payment to which such additional amount relates, the benefit of a credit against, or of a remission for or a deduction from or in respect of, any such Tax payable by it, or shall obtain the benefit of any other relief in respect of the profits or income of the Lender (any of the foregoing being referred to as a "saving"), the Lender shall, to the extent that it can do so without prejudice to the retention of the relevant saving and subject to the Bank's obligation to repay such amount to the Lender if the relevant saying is subsequently disallowed or cancelled, reimburse the Bank with such amount as the Lender shall in its sole opinion have concluded to be the amount or value of the relevant saving. Nothing herein contained shall interfere with the right of the Lender to arrange its Tax affairs in whatsoever manner it thinks fit and, in particular, the Lender shall not be under any obligation to claim relief from its corporate profits or similar Tax liability in respect to such Tax in priority to any other claims, reliefs, credits or deductions available to it.

7.   PAYMENTS
     --------
(a) If the Bank fails to pay any amount payable by it herein on the due date therefor, the Bank shall on demand from time to time pay to the Lender interest on such unpaid amount from the due date therefor up to the date of actual payment (as well after as before judgement) at such rate or rates as is equal to the Lender's cost of funding such unpaid amount in such manner and for such period or periods as the Lender may from time to time select plus 1% (say, one per cent) per annum. The Lender's certificate as to any such rate of interest shall be conclusive, save in the case of manifest error.

     Interest accruing under this Clause 7(a) shall be compounded upon the last day of each period selected by the Lender as aforesaid. The Bank acknowledges that each such rate is intended to compensate the Lender for any failure by the Bank to pay any amount payable by it hereunder. Nothing contained in this clause shall prejudice any of the Lender's other rights under this Agreement.

(b) Save as provided in Clause 4(c) of this Agreement whenever any payment hereunder shall become due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day.

8.   REPAYMENT AND CANCELLATION
     --------------------------
(1) Subject to the terms of this Agreement the Loan shall be repaid in full and in one amount on the Maturity Date together with all monies accrued due or owing to the Lender hereunder on the Maturity Date in respect of the Loan.

(2) The Loan shall not be repaid otherwise than in accordance with the terms of this Agreement.

(3) The Bank may with the agreement of the Lender prepay the Loan or part thereof prior to the Maturity Date.

(4) On receipt of any amount prepaid in accordance with this clause the Lender shall calculate the accrued interest thereon, the amount of interest accruing on the Loan thereafter and the amount of interest payable on the next interest payment date and shall notify the Bank accordingly.

9.   PAYMENTS
     --------
(a)  By the Lender

     The Lender shall remit the Loan to such account of the Bank as the Bank shall specify, before 3.00 p.m. (London time) in immediately available London funds and may deduct therefrom the Arrangement Fee payable by the Bank to the Lender in accordance with the provisions of clause 16 hereof.

(b)  By the Bank

     On each date on which any sum is due from the Bank to the Lender it shall remit that sum to such account of the Lender as the Lender shall specify from time to time before 10.00 a.m. (London time) in immediately available funds.

(c)  Non-Business Days

     Any payment to be made by the Bank which would otherwise be due on a non Business Day shall instead be due on the next
     Business Day (and interest shall be adjusted accordingly).

(d)  Currency

     Dollars are the sole currency of account and for payment of all sums payable hereunder.

10.  REPAYMENT
     ---------
     Notwithstanding anything contained in this Agreement, if any law or regulation or any change therein or in the interpretation or application thereof by any relevant authority or Court shall make it unlawful for the Lender to make, maintain or fund the Loan or to perform any of its obligations hereunder the Lender may by written notice to the Bank declare that the Loan and the Lender's obligations hereunder shall be terminated forthwith, whereupon the Loan and such obligations shall be so terminated and the Bank shall repay to the Lender forthwith the Loan together with all accrued interest thereon and all other monies (if any) accrued due or owing hereunder.

11.  REPRESENTATIONS AND WARRANTIES
     ------------------------------
(a) The Bank hereby represents and warrants to the Lender as of the date hereof:-

     (i) it has the power to enter into the obligations under this Agreement and to utilise the Loan hereunder and all necessary regulations binding on it or its Board of Directors have been complied with in accepting the Loan;

     (ii) the utilisation by it of the Loan hereunder will not constitute a breach of any existing law or regulation binding on it or of Memorandum and Articles of Association, and will not cause any borrowing limit binding upon it to be exceeded;

   (iii) this Agreement constitutes its valid and binding obligation enforceable against it and its obligations hereunder are and will be its direct, unconditional and general obligations;

     (iv) no Event of Default or other event which, with the giving of notice and/or lapse of time, might constitute an Event of Default has occurred and is continuing unremedied;

     (v) it is not engaged in any litigation, arbitration or administrative proceeding, nor is any such litigation, arbitration or administrative proceeding pending or threatened against it, which in any such case might have a material adverse effect on its ability to perform its obligations hereunder.

(b) The Bank hereby represents and warrants that as of the date hereof and as of each day on which the Loan is outstanding that it is an authorised institution as defined in the Banking Act 1987.

12.  UNDERTAKINGS
     ------------
(a) The Bank hereby undertakes to the Lender that from the date hereof and so long as any part of the Loan and any other monies due or to become due hereunder shall be or remain accrued due or owing, the Loan will rank at least pari passu in right of repayment and in point of security with all its other present and future unsubordinated unsecured indebtedness (other than obligations preferred by law); and

(b) The Bank hereby undertakes to the Lender that it will for the period of the Loan maintain its status as an authorised institution as defined in the Banking Act 1987 or as a similar institution regulated by the Banking Act 1987 (or any statute which amends or replaces the Banking Act 1987).

13.  EVENTS OF DEFAULT
     -----------------
     (a) Each of the following events shall be an Event of Default:-

          (i) if either the Bank shall fail to pay principal or interest or any other sum due hereunder on the due date for payment thereof and such failure shall not if capable of remedy be remedied within 5 Business Days of such failure; or

         (ii) if the Bank shall commit any breach of or omit to observe any of its obligations or undertakings contained in this Agreement which if capable of remedy are not remedied within 30 Business Days of the happening of such event; or

        (iii) if any representation or warranty made or deemed to be made by the Bank in or pursuant to this Agreement is or would be if repeated at any time hereafter with reference to the facts subsisting at the time of such repetition, incorrect or untrue in any material respect as at the date of its being made, deemed to be made or repeated as aforesaid; or

         (iv) if the Bank ceases or threatens to cease to carry on its business or is unable to pay its debts as they fall due or if a petition is presented or if any order is made or an effective resolution is passed for its winding up, or a receiver is appointed in respect of all or any part of its undertaking, property or assets; or

          (v) if a distress execution or other process is levied or enforced on or against any of the Bank's property or assets, or a judgment or order of any Court is made against it for a sum considered by the Lender to be material unless contested in good faith;

         (vi) if the Bank convenes a meeting of or enters or proposes to enter into any arrangement or composition for the benefit of its creditors; or

        (vii) if any event or series of events (whether related or not) occurs or any situation shall develop or any legislation shall be enacted which would, in the opinion of the Lender, entitle the Bank of England to revoke the Bank's status as an authorised institution under the Banking Act 1987; or

       (viii) if at any time Household International Inc. shall cease to be the beneficial owner of at least 75% of the issued share capital of the Bank;

         (ix) if the Bank shall cease to be an authorised institution as defined in the Banking Act 1987 (or any statute which amends or replaces the banking
               Act 1987); or

          (x) if there is any change in the circumstances of the Bank, which change would materially and adversely affect the Bank's ability to perform its obligations hereunder and the Bank will notify the Lender forthwith in writing of any occurrence of any Event of Default.

     (b) The Lender shall be entitled at any time after the happening of an Event of Default (whether or not the Bank shall have given notice as aforesaid) by notice in writing to the Bank to declare the Loan and all interest accrued thereon and all other monies accrued due or owing (whether actually or contingently) pursuant to this Agreement to be immediately due and payable whereupon the same shall become immediately due and payable to the Lender.

14.  INDEMNITY
     ---------
The Bank hereby agrees to keep the Lender indemnified from and against all losses, costs and expenses which the Lender may incur by reason of the occurrence of any Event of Default, including (without limiting the foregoing) all reasonable expenses incurred by the Lender in preserving and/or enforcing its rights hereunder.

15.  INFORMATION
     -----------
(a) During the period of the Facility and whilst any amount remains accrued, due or owing hereunder the Bank shall provide to the Lender within 180 days of the close of its financial year a copy of its audited Annual Report and Accounts.

(b) The Bank also undertakes to provide promptly to the Lender any other financial information that the Lender may from time to time reasonably require.

16.  ARRANGEMENT FEE
     ---------------
The Bank shall pay to the Lender on the date hereof an Arrangement Fee in the sum specified in a letter signed by the Bank and of even date herewith.

17.  DELAY
     -----
No delay of whatever length by the Lender in giving notice or exercising any of the Lender's rights hereunder shall operate as a waiver of any of such rights.

18.  COUNTERPARTS
     ------------
This Agreement may be signed in any number of counterparts each of which will be an original but all of which together shall constitute one Agreement.

19.  GOVERNING LAW
     -------------
This Agreement shall be governed and construed in accordance with the laws of England and shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable by the Lender (except to an affiliate of the Lender provided that such affiliate shall enter into such further agreement as the Bank or the Bank of England shall reasonably require) or the Bank.


As witness the hand of the duly authorised representatives of each party the day and year first before written.

For and on behalf of Household International Netherlands B.V.

   /s/ Joseph W. Hoff


For and on behalf of HFC Bank plc

  /s/ J. Piers Williamson

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